EXHIBIT23.1

Consent of Independent Registered Public Accounting Firm Permitting Beyond IVR Holdings, Inc. to Use and Attach our Audit Report in any filings required by the SEC

We hereby consent to your disclosure of our audit report dated January 15, 2010 on the financial statements of Beyond IVR Limited as of and for the years ended December 31, 2009 and 2008 in the registration document of Beyond IVR Holdings, Inc. on Form S-l.

For the purpose of the aforesaid Registration Statement, we also consent to the reference of our firm as "Experts" under the 'Experts' caption, which, insofar as applicable to our firm means accounting experts.

HONG KONG,
October 14, 2010	Dominic K. F. Chan & Co. Certified Public Accountants

Consent of Independent Registered Public Accounting Firm Permitting Beyond IVR Holdings, Inc. to Use and Attach our Audit Report in any filings required by the SEC

We hereby consent to your disclosure of our audit report dated February 23, 2010 on the financial statements of Beyond IVR Holdings, Inc. as of and for the period ended December 31, 2009 in the registration document of Beyond IVR Holdings, Inc. on Form S-l.

For the purpose of the aforesaid Registration Statement, we also consent to the reference of our firm as "Experts" under the 'Experts' caption, which, insofar as applicable to our firm means accounting experts.

HONG KONG,
October 14, 2010	Dominic K. F. Chan & Co. Certified Public Accountants